UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 13, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2016A 5.25% Junior Subordinated Notes due 2076	SOJB	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	2019 Series A Corporate Units	SOLN	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On October 13, 2021, Georgia Power Company (“Georgia Power”) and the Public Interest Advocacy staff (“PIA Staff”) reached a stipulation to resolve and settle Georgia Power’s application filed with the Georgia Public Service Commission (“PSC”) on June 15, 2021 to adjust retail base rates, effective the month after Plant Vogtle Unit 3 (“Unit 3”) goes in service, to include the portion of costs related to its investment in Unit 3 and common facilities shared between Plant Vogtle Units 3 and 4 (“Common Facilities”) previously deemed prudent by the Georgia PSC ($2.38 billion), as well as the related costs of operation (the “Settlement Agreement”).
Under the terms of the Settlement Agreement, Georgia Power’s application will be accepted as filed, with the following modifications. Georgia Power will include in rate base $2.1 billion of the $2.38 billion previously deemed prudent by the Georgia PSC and will recover the related depreciation expense, calculated using PIA Staff’s proposed depreciation rate, through retail base rates. Financing costs on the remaining portion of the total Unit 3 and Common Facilities construction costs will continue to be recovered through the Nuclear Construction Cost Recovery (“NCCR”) tariff or deferred. Georgia Power will defer as a regulatory asset the remaining depreciation expense (approximately $38 million annually) until Unit 4 costs are placed in retail base rates.
The increase in retail base rates under the Settlement Agreement also includes recovery of all projected operations and maintenance expenses for Unit 3 and Common Facilities and other related costs of operation, partially offset by the related production tax credits. Georgia Power expects to increase its annual rates approximately $302 million to be effective the month after Unit 3 is placed in service. This increase will be partially offset by a decrease in the NCCR tariff of approximately $78 million expected to be effective January 1, 2022.
The Georgia PSC is scheduled to issue a final order in this proceeding on November 2, 2021. Accordingly, the terms of the Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Settlement Agreement. The ultimate outcome of this matter cannot be determined at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2021	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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